Exhibit 10.4

AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is made as of April 15, 2021 by and among:

(1)	BIT Mining Limited (formerly known as 500.com Limited), an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”); and

(2)	Blockchain Alliance Technologies Holding Company, a company incorporated and existing under the laws of the Cayman Islands (“Blockchain Alliance”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                 The Parties entered into a Share Exchange Agreement dated as of February 16, 2021 (the “Share Exchange Agreement”).

B.                 The Parties intend to make certain adjustments to the Share Exchange Agreement pursuant to the Amendment.

1.	Definitions and Interpretation.

1.1              Definitions.

All capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to such terms in the Share Exchange Agreement and the rules of interpretation and construction set forth in Section 1.02 of the Share Exchange Agreement shall apply to this Amendment.

2.	Amendment Relating to the Earn-Out and Clawback.

2.1              The defined term “Clawback Shares” in Section of 1.01 of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

““Clawback Shares” shall be 4,435,344 Company Class A Ordinary Shares, multiplied by a fraction, the numerator of which is the Net Operating Loss suffered from the Transferred Business for the Relevant Period based on the Audited Financial Statements and the denominator of which is US$10,000,000, rounded to the nearest whole number; provided that if the Net Operating Loss suffered from the Transferred Business then operated by the Company for the Relevant Period exceeds US$10,000,000, then the maximum Clawback Shares shall be 4,435,344 Company Class A Ordinary Shares.”

2.2              The defined term “Earn-Out Company Exchange Shares” in Section of 1.01 of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

““Earn-Out Company Exchange Shares” shall be 22,176,718 Company Class A Ordinary Shares, multiplied by a fraction, the numerator of which is the Net Operating Profit generated by the Transferred Business for the Relevant Period based on the Audited Financial Statements and the denominator of which is US$20,000,000, rounded to the nearest whole number; provided that if the Net Operating Profit generated by the Transferred Business then operated by the Company for the Relevant Period exceeds US$20,000,000, then the maximum Earn-Out Company Exchange Shares shall be 22,176,718 Company Class A Ordinary Shares.”

2.3              A new defined term of “Relevant Period” shall be added in Section of 1.01 of the Share Exchange Agreement after the definition of “Related Person” and before the definition of “Representative”.

““Relevant Period” means the period from April 1, 2021 to March 31, 2022.”

2.4              Section 2.02(b)(i) of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

“(i) Within five (5) Business Days after the completion of the consolidated audited financial statements of the Company which shall cover the Transferred Business then operated by the Company (the “Audited Financial Statements”) prepared in accordance with GAAP for the Relevant Period, in any event the foregoing consolidated audited financial statements of the Company shall be completed within four (4) months after the Relevant Period, the Company shall prepare and deliver to Blockchain Alliance a statement of the Net Operating Profit or the Net Operating Loss, as the case may be, of the Transferred Business based on the Audited Financial Statements. The fees and expense charged in connection with preparing the Audited Financial Statements for the period from January 1, 2022 to March 31, 2022 shall be borne by Blockchain Alliance.”

2.5              Section 2.02(b)(ii) of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

“(ii) If the Transferred Business during the Relevant Period records any Net Operating Profits, the Company shall issue and sale to Blockchain Alliance the Earn-Out Company Exchange Shares at par value within ten (10) Business Days after the delivery of the calculation of the Net Operating Profit of the Transferred Business under Section 2.02(b)(i) and confirmation of the calculation of the Net Operating Profit by Blockchain Alliance.”

2.6              Section 2.02(b)(iii) of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

“(iii) If the Transferred Business during the Relevant Period records any Net Operating Loss, the Company shall have the right (but not obligation) to, and Blockchain Alliance shall be obligated to cooperate or cause the cooperation of, the Company’s repurchase at par value of any and all of the Clawback Shares (the “Clawback Right”) directly or indirectly held by Blockchain Alliance or any Permitted Transferee of Blockchain Alliance, within ten (10) Business Days after the delivery of the calculation of the Net Operating Loss of the Transferred Business under Section 2.02(b)(i) and confirmation of the calculation of the Net Operating Loss by Blockchain Alliance; provided, however, that, the Company shall not have the Clawback Right if it is then in material breach of Section 5.11(a)(i) that results in any Net Operating Loss.”

2.7              Section 5.11(a) of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

“(a) During the period from the First Closing until the expiration of the Relevant Period, the Company agrees that (i) the Company and its Affiliates will make decisions relating to the management and strategy of the Transferred Business then operated by the Company in good faith and in a manner consistent with the reasonable industry standards, and (ii) neither the Company nor its Affiliates shall take any action or refrain from taking any action with the intent to prevent or limit the possibilities of the occurrence of the issuance and sale of the Earn-Out Company Exchange Shares,”

2.8              Section 5.12 of the Share Exchange Agreement is hereby deleted and replaced in its entirety with the following:

“During the period from the First Closing until the expiration of the Relevant Period, the Parties acknowledge and agree that (i) the mining pool business transferred to the Company shall be operated by an operation team with its members appointed by Bitdeer and shall be operated under the direction of Bitdeer, (ii) Bitdeer is entitled to change the composition of such operation team and its members’ duties and responsibilities, as necessary at its sole discretion, and (iii) the Company is entitled to appoint one (1) financial staff and other staff to assist the operation of such mining pool business.”

3.	Registration Rights Agreement. The Parties acknowledge and agree that the Registration Rights Agreement attached to the Share Exchange Agreement in a form as Exhibit A shall be updated on the date hereof to reflect the amendments as set forth in Section 2 of this Amendment accordingly, as applicable.

4.	Miscellaneous.

4.1              Except as expressly amended and/or superseded by this Amendment, the Share Exchange Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Share Exchange Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Share Exchange Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Share Exchange Agreement. This Amendment and the Share Exchange Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Share Exchange Agreement. If and to the extent there are any inconsistencies between the Share Exchange Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control.

4.2              The Share Exchange Agreement as amended by this Amendment constitutes the entire agreement of the Parties with respect to the subject matter set forth in the Share Exchange Agreement and supersede any prior understandings, negotiations, agreements or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

4.3              The provisions of Article 9 of the Share Exchange Agreement (other than Section 9.09 (Entire Agreement)) shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

BIT Mining Limited

/s/:	Yu Bo
Name: Yu Bo
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Blockchain Alliance Technologies Holding Company

/s/	Wu Jihan
Name: Wu Jihan
Title: Director